Exhibit 99.1

LEAPFROG REPORTS FIRST QUARTER 2013 NET SALES INCREASED 15%

Double-Digit Net Sales Growth in Content, Platforms, Accessories and Toys

Operating Results Improved 47%

EMERYVILLE, Calif.—May 2, 2013—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the first quarter ended March 31, 2013.

Highlights of first quarter 2013 results compared to first quarter 2012 results:

•	Consolidated net sales were up 15%.
•	U.S. segment net sales were up 11%, and international segment net sales were up 26%.
•	Loss from operations improved 47%.
•	Net loss per basic and diluted share was $0.04, an improvement of $0.10. Normalized net loss per basic and diluted share, which includes an effective 37.5% tax rate, was $0.05, an improvement of $0.04.[1]
•	Operating cash flow was up 17%, and free cash flow was up 12%.[1]
•	Adjusted EBITDA was positive for the first time in the first quarter since 2003.[1]

“We delivered solid sales and cash flow growth in the quarter while making strategic, long-term investments in the business,” said John Barbour, Chief Executive Officer. “Content sales for our installed base of millions of multimedia learning platforms were the biggest driver of our sales performance. Sales were strong across content, platforms, accessories and toys, with each exhibiting double-digit sales growth rates, and also benefitted from an earlier Easter than in 2012. Free cash flow increased 12%.1 Our sales growth speaks to the exceptional quality and rich educational experiences of our learning solutions, while our cash flow growth speaks to the quality of our business execution.

“We are making good progress towards achieving our 2013 objectives. Importantly, we are also making significant long-term investments in content, new business categories, international expansion, online communities and systems. We believe these investments will enable us to greatly extend our leadership in children’s educational entertainment and further strengthen our foundation for continued growth.”

1 Normalized net loss per basic and diluted share, free cash flow and adjusted EBITDA are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

LeapFrog Enterprises, Inc.

Financial Overview for the First Quarter 2013 Compared to the First Quarter 2012

First quarter 2013 net sales were $82.9 million, up 15% compared to $72.0 million last year, and were not materially impacted by changes in currency exchange rates. Net sales growth was driven by strong sales of content, platforms, accessories and toys, which all exhibited double-digit sales growth rates. In the U.S. segment, net sales were $58.1 million, up 11% compared to $52.2 million last year. In the International segment, net sales were $24.8 million, up 26% compared to $19.8 million last year, and were not materially impacted by changes in currency exchange rates.

Loss from operations for the first quarter was $4.6 million, an improvement of 47% compared to $8.5 million a year ago. Loss from operations as a percentage of net sales was 5.5%, an improvement of 640 basis points compared to 11.9% a year ago.

Net loss for the first quarter was $3.0 million, an improvement of 68% compared to $9.5 million a year ago. Net loss per basic and diluted share was $0.04, an improvement of 71% compared to $0.14 a year ago.

Normalized net loss2 for the first quarter, which reflects an effective 37.5% tax rate, was $3.1 million, an improvement of 45% compared to $5.7 million a year ago. Normalized net loss per basic and diluted share2 was $0.05, an improvement of 44% compared to $0.09 a year ago. The company provides normalized net income (loss)2 measures, which are non-GAAP measures, to help investors review our performance excluding discrete tax items which have historically been significant.

Adjusted EBITDA2 for the first quarter was $2.4 million, up $3.5 million compared to a year ago.

“In a challenging economic and consumer environment, we delivered 15% net sales growth, improved our operating results by 47%, and generated approximately $69 million of free cash flow2,” said Ray Arthur, Chief Financial Officer. “While we are encouraged by this performance, the first quarter is seasonally small relative to our total annual business. We will continue to focus on executing against our plans for the year as well as carefully monitoring consumer purchases given the tough economic climate.”

Guidance

For the full year 2013, we are reiterating guidance for net sales, operating margin and capital expenditures and initiating guidance for net income per diluted share and normalized net income per diluted share.2 We expect:

•	Net sales to increase at a high single-digit percentage growth rate compared to 2012.
•	Operating margin to be relatively flat to 2012, as we make long-term investments in content, new business categories, international expansion, online communities and systems.
•	Net income per diluted share (GAAP) and normalized net income per diluted share[2] (non-GAAP) to both be in the range of $0.57 to $0.60. This assumes an effective 37.5% tax rate which does not include one-time discrete tax items. We may incur some discrete tax items in 2013, but we are not able to estimate or anticipate those discrete tax items at this time, which primarily relate to any adjustment of our remaining valuation allowance against our deferred tax assets. For the full year 2012, net income per diluted share (GAAP) was $1.24 and normalized net income per diluted share[2] (non-GAAP) was $0.56.
•	Capital expenditures to be in the range of $30 million to $35 million, compared to $25 million in 2012, as we make long-term investments in our business. Capital expenditures include purchases of property and equipment and capitalization of product costs.

2 Normalized net income (loss), normalized net income (loss) per basic and diluted share, adjusted EBITDA and free cash flow are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

LeapFrog Enterprises, Inc.

For the second quarter of 2013, we expect:

•	Net sales to increase at a mid-to-high single-digit percentage growth rate compared to the second quarter of 2012.
•	Net loss per basic and diluted share (GAAP) and normalized net loss per basic and diluted share[3] (non-GAAP) to both be in the range of $0.08 to $0.10. This assumes an effective 37.5% tax rate which does not include one-time discrete tax items. We may incur some discrete tax items in the second quarter of 2013, but we are not able to estimate or anticipate those discrete tax items at this time, which primarily relate to any adjustment of our remaining valuation allowance against our deferred tax assets. For the second quarter of 2012, net loss per basic and diluted share (GAAP) was $0.12 and normalized net loss per basic and diluted share[3] (non-GAAP) was $0.07.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss first quarter 2013 financial results on May 2, 2013, at 5:30 a.m. Pacific Daylight Time (8:30 a.m. Eastern Daylight Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 36439156. A replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 36439156.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. LeapFrog’s award-winning product portfolio helps millions of children achieve their potential by delivering best-in-class curriculum through engaging content, fun multimedia learning platforms and toys. The Learning Path, LeapFrog’s proprietary online destination for parents and extended family, provides personalized feedback on a child’s learning progress and offers recommendations to enhance each child’s learning experience. Through the power of play, LeapFrog’s products and curriculum help children of all ages prepare for school and life success. LeapFrog’s products are available in more than 45 countries and have been used by teachers in more than 100,000 U.S. classrooms. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Come see the learning at www.leapfrog.com.

3 Normalized net loss per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc.

TM & © 2013 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically normalized net income (loss), normalized net income (loss) per basic or diluted share, free cash flow and adjusted EBITDA.

Normalized net income (loss) is calculated as net income (loss) adjusted to reflect an effective 37.5% tax rate. Normalized net income (loss) per basic or diluted share is calculated as normalized net income (loss) divided by weighted-average basic or diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of normalized net income (loss) and normalized net income (loss) per basic and diluted share to the most directly comparable GAAP measures, net income (loss) and net income (loss) per basic and diluted share.

Free cash flow is defined as net cash provided by operating activities less capital expenditures, which are defined as purchases of property and equipment and capitalization of product costs. As required by SEC rules, we have provided an attached schedule with a reconciliation of free cash flow to the most directly comparable GAAP measure, net cash provided by operating activities.

Adjusted EBITDA is defined as earnings (or net income) before interest, income taxes, depreciation and amortization, other expenses (income), and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes that normalized net income and normalized net income per basic or diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income and net income per share as a result of the deferred tax valuation allowance release and other discrete tax items, and therefore, provides a more comparable measure of year-over-year operating results.

Management believes that free cash flow and adjusted EBITDA are some of the appropriate measures for evaluating the operating performance of the Company because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding anticipated financial results. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, deterioration of global economic conditions, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our reliance on a small group of retailers for the majority of our gross sales, our ability to compete effectively with competitors, the seasonality of our business, our growing focus on online products and services and privacy concerns about our Internet-connected products, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to maintain or acquire licenses, third parties who claim we are infringing on their intellectual property rights, errors or defects in our products, the sufficiency of our liquidity, the risk associated with international operations, continued compliance and associated costs with and/or changes in laws and regulations, negative political developments, natural disasters, armed hostilities, terrorism, labor strikes or public health issues, the loss of members of our executive management team, continued ownership by a few stockholders of a significant percentage of voting power in us, and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2012 annual report on Form 10-K filed on March 11, 2013.  All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

LeapFrog Enterprises, Inc.

Contact Information

Investors:	Media:

Karen Sansot, CFA	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com

LeapFrog Enterprises, Inc.

 LEAPFROG ENTERPRISES, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands, except per share data)

 (Unaudited)

	Three Months Ended March 31,
	2013	2012

Net sales	$82,937	$72,010
Cost of sales	49,625	42,278
Gross profit	33,312	29,732

Operating expenses:
Selling, general and administrative	21,905	23,697
Research and development	9,013	8,889
Advertising	4,150	2,414
Depreciation and amortization	2,795	3,280
Total operating expenses	37,863	38,280
Loss from operations	(4,551)	(8,548)

Other income (expense):
Interest income	24	93
Other, net	(508)	(667)
Total other expense, net	(484)	(574)
Loss before income taxes	(5,035)	(9,122)
(Benefit from) provision for income taxes	(2,024)	335
Net loss	$(3,011)	$(9,457)

Net loss per share:
Class A and B - basic and diluted	$(0.04)	$(0.14)

Weighted-average shares used to calculate net loss
per share:
Class A and B - basic and diluted	67,835	66,396

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,		December 31,
	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$189,710	$134,756	$120,000
Accounts receivable, net of allowances for doubtful accounts of $535, $4,034 and $292, respectively	57,186	57,380	180,043
Inventories	45,149	38,868	40,311
Prepaid expenses and other current assets	9,951	11,830	8,353
Deferred income taxes	9,969	1,071	9,315
Total current assets	311,965	243,905	358,022
Deferred income taxes	14,204	1,357	13,269
Property and equipment, net	26,838	18,206	23,723
Capitalized product costs, net	13,148	11,378	12,109
Goodwill	19,549	19,549	19,549
Other intangible assets, net	500	2,750	950
Other assets	1,231	1,077	1,283
Total assets	$387,435	$298,222	$428,905

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,054	$28,009	$31,617
Accrued liabilities	24,655	23,443	51,353
Deferred revenue	7,663	6,803	8,516
Income taxes payable	495	336	493
Total current liabilities	51,867	58,591	91,979
Long-term deferred income taxes	3,759	3,628	3,759
Other long-term liabilities	2,504	9,034	3,224
Total liabilities	58,130	71,253	98,962
Stockholders' equity:
Class A Common Stock, par value $0.0001;
Authorized - 139,500 shares; Outstanding: 63,688, 55,611 and 61,970, respectively	6	6	6
Class B Common Stock, par value $0.0001;
Authorized - 40,500 shares; Outstanding: 4,395, 11,113 and 5,715, respectively	-	1	1
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	408,328	398,063	405,078
Accumulated other comprehensive income	195	1,021	1,071
Accumulated deficit	(79,039)	(171,937)	(76,028)
Total stockholders’ equity	329,305	226,969	329,943
Total liabilities and stockholders’ equity	$387,435	$298,222	$428,905

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Net loss	$(3,011)	$(9,457)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,990	5,989
Deferred income taxes	(1,612)	9
Stock-based compensation expense	1,955	1,472
Loss on sale of long-term investments, net of tax	-	91
Loss on disposal of long-term assets	-	2
Provision for doubtful accounts	270	3,339
Other changes in operating assets and liabilities:
Accounts receivable, net	122,348	97,100
Inventories	(5,137)	(4,127)
Prepaid expenses and other current assets	(1,678)	(1,120)
Other assets	53	42
Accounts payable	(12,534)	(6,683)
Accrued liabilities and deferred revenue	(27,428)	(20,302)
Other long-term liabilities	(721)	(325)
Income taxes payable	2	(41)
Net cash provided by operating activities	77,497	65,989
Investing activities:
Purchases of property and equipment	(5,835)	(2,720)
Capitalization of product costs	(2,875)	(1,862)
Net cash used in investing activities	(8,710)	(4,582)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	1,636	1,665
Net cash paid for payroll taxes on restricted stock unit releases	(341)	(702)
Net cash provided by financing activities	1,295	963
Effect of exchange rate changes on cash	(372)	523
Net change in cash and cash equivalents	69,710	62,893
Cash and cash equivalents, beginning of period	120,000	71,863
Cash and cash equivalents, end of period	$189,710	$134,756

LeapFrog Enterprises, Inc.

 LEAPFROG ENTERPRISES, INC.

 SUPPLEMENTAL FINANCIAL INFORMATION

 (In thousands)

 (Unaudited)

	Three Months Ended March 31,
	2013	2012

Net sales	$82,937	$72,010
Cost of sales (1)	49,625	42,278
Gross profit	33,312	29,732

Operating expenses: (2)
Selling, general and administrative	21,905	23,697
Research and development	9,013	8,889
Advertising	4,150	2,414
Depreciation and amortization	2,795	3,280
Total operating expenses	37,863	38,280
Loss from operations	(4,551)	(8,548)

Other income (expense):
Interest income	24	93
Interest expense	-	-
Other, net	(508)	(667)
Total other expense, net	(484)	(574)
Loss before income taxes	(5,035)	(9,122)
(Benefit from) provision for income taxes	(2,024)	335
Net loss	$(3,011)	$(9,457)
____________
(1) Includes depreciation and amortization	2,194	2,709

(2) Includes stock-based compensation as follows: Selling, general and administrative	1,751	1,309
Research and development	204	163

Segment data:
Net sales:
U.S. segment	58,097	52,218
International segment	24,840	19,792

(Loss) income from operations*:
U.S. segment	(9,251)	(11,701)
International segment	4,700	3,153

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc.

 LEAPFROG ENTERPRISES, INC.

 SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

 RECONCILIATION OF GAAP NET (LOSS) INCOME TO NORMALIZED NET (LOSS) INCOME,

 GAAP NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME PER SHARE,

 GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW,

 AND GAAP NET LOSS TO ADJUSTED EBITDA

 (In thousands)

 (Unaudited)

 The following table presents a reconciliation of net (loss) income, a GAAP measure, to normalized net (loss) income, a non-GAAP measure, where available.  Normalized net (loss) income is defined as net (loss) income adjusted to reflect an effective 37.5%
 tax rate.  Normalized net (loss) income per share is calculated as normalized net (loss) income divided by weighted-average basic or diluted shares outstanding, as applicable.

			Three Months Ended	Twelve Months Ended
	Three Months Ended March 31,		June 30,	December 31,
	2013	2012	2012	2012

Net (loss) income - GAAP	$(3,011)	$(9,457)	$(8,110)	$86,452
(Benefit from) provision for income taxes	(2,024)	335	287	(24,504)
(Loss) income before income taxes	(5,035)	(9,122)	(7,823)	61,948
Effective tax (benefit) expense at 37.5% rate	(1,888)	(3,421)	(2,934)	23,231
Normalized net (loss) income - Non-GAAP	$(3,147)	$(5,701)	$(4,889)	$38,717

Net (loss) income per share - GAAP:
Class A and B - basic	$(0.04)	$(0.14)	$(0.12)	$1.29
Class A and B - diluted	$(0.04)	$(0.14)	$(0.12)	$1.24

Normalized net (loss) income per share - Non-GAAP:
Class A and B - basic	$(0.05)	$(0.09)	$(0.07)	$0.58
Class A and B - diluted	$(0.05)	$(0.09)	$(0.07)	$0.56

Weighted-average shares used to calculate
net income (loss) per share:
Class A and B - basic	67,835	66,396	66,928	67,100
Class A and B - diluted	67,835	66,396	66,928	69,720

 The following table presents a reconciliation of net cash provided by operating activities, a GAAP measure, to free cash flow, a non-GAAP measure.  Free cash flow is defined as net cash provided by operating activities less capital expenditures, which are defined as purchases of property and equipment and capitalization of product costs.

	Three Months Ended March 31,
	2013	2012

Net cash provided by operating activities - GAAP	$77,497	$65,989

Purchases of property and equipment	(5,835)	(2,720)
Capitalization of product costs	(2,875)	(1,862)

Free cash flow - Non-GAAP	$68,787	$61,407

 The following table presents a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure.
 Adjusted EBITDA is defined as earnings (or net loss) before interest, taxes, depreciation and amortization, other expenses (income), and stock-based compensation.

	Three Months Ended March 31,
	2013	2012

Net loss - GAAP	$(3,011)	$(9,457)

Interest income	(24)	(93)
(Benefit from) provision for income taxes	(2,024)	335
Depreciation and amortization	4,989	5,989
Other, net	508	667
Stock-based compensation	1,955	1,472

Adjusted EBITDA - Non-GAAP	$2,393	$(1,087)